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                                    EXHIBIT 5







                                  April 8, 2003

Banks of the Chesapeake, Inc.
2001 East Joppa Road
Towson, Maryland 21234

         Re:      Registration Statement on Form SB-2
                  Fi1e No. 333-102996

Gentlemen:

         We have acted as special counsel to Banks of the Chesapeake, Inc. (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 2,975,625 shares of the Company's Common Stock, $0.01 par value per share (the "Securities").


         In our capacity as special counsel to the Company and for the purposes of this letter, we have reviewed the following:

         (a) The charter and bylaws of the Company in effect on the date hereof;

         (b) The records of the proceedings and actions of the Board of Directors of the Company with respect to the issuance of the Securities;

         (c)   The Registration Statement; and

         (d) Such other records, documents, certificates and other instruments as we have deemed necessary or appropriate to render the opinions set forth in this letter.

         In such review, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this


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Banks of the Chesapeake, Inc.
April 8, 2003
Page 2


opinion that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company, and have relied upon the accuracy and completeness of the relevant facts stated therein without independent verification.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, when:

         (i) the Registration Statement has become effective under the Act, and

         (ii) the Securities have been duly executed, paid for and issued and delivered in the manner and for the consideration contemplated in the Registration Statement, the Securities will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ Ober, Kaler, Grimes & Shriver

                                        OBER, KALER, GRIMES & SHRIVER
                                        A Professional Corporation